Exhibit 99.1

Contact:

BSQUARE Corporation
Scott Mahan, CFO
(425) 519-5900
investorrelations@bsquare.com

BSQUARE Reports Third Quarter 2004 Results

Company Reports First Profitable Quarter Since 2001

BELLEVUE, WA, November 4, 2004 – BSQUARE Corporation (Nasdaq: BSQR) today reported financial results for the third quarter ended September 30, 2004. The company reported net income for the quarter of $208,000 ($0.01 per diluted share), which included $39,000 in income from continuing operations. This marked the first profitable quarter for the company since the first quarter of 2001. The third quarter 2004 net income compared to a net loss of $3.0 million ($0.08 per diluted share) in the third quarter of 2003, and a net loss of $5.1 million ($0.14 per diluted share) in the second quarter of 2004. Total revenue for the quarter was $10.6 million, compared to $9.4 million in the third quarter of 2003 and $8.8 million in the second quarter of 2004.

“This quarter represented a significant milestone for our company,” said Brian Crowley, president and chief executive officer of BSQUARE. “We achieved bottom-line profitability ahead of expectations and also generated positive cash flow. It’s been over three years since BSQUARE could point to either of these achievements, and it speaks to the success of our turnaround initiatives, the hard work of our employees and our focus on building a sustainable market leadership position in the embedded space.”

Don Bibeault, chairman of BSQUARE’s Board of Directors, added: “BSQUARE has completed the first phases of its turnaround according to the plan formulated last year. Management has done well in executing against the plan. Each of BSQUARE’s product lines is contributive, the company is debt free, has reasonable cash resources, great technical expertise, dedicated employees and a strong customer base. What remains to be done is to deliver consistent operating results in order to strengthen our core business while we work diligently to implement growth strategies that leverage a solid operating platform here at BSQUARE.”

Key achievements during the quarter included:

•	BSQUARE reported its first net income on a quarterly basis since the first quarter of 2001. The return to profitability was achieved through a combination of top-line growth and prudent expense management. The company also reported income from continuing operations of $39,000 in the current quarter. Income from continuing operations represents the results of the company’s ongoing business – providing software and services to smart device makers;

•	Following record SDIO Now! sales in the second quarter of 2004, the company reported another quarter of strong sales with the number of SDIO Now! licensees expanding to 75 leading device makers, including Symbol, Widcomm (Broadcom), Ratoc Systems, EOps Technology, ST, SiRF, Abocom, and others. The company will release its latest SDIO Now! version 2.0 software in November;

•	The company renewed its annual Microsoft Original Equipment Manufacturer distribution agreement to provide OEMs with Microsoft Windows Embedded operating systems for dedicated purpose computing devices. In addition to its historical territories of the US and Canada, the new agreement expands BSQUARE’s distribution rights to include Mexico for the first time;

•	Sales of Microsoft embedded operating system toolkits, which are typically purchased early in the development process and are a forward-looking indicator of Microsoft embedded operating system license sales, increased 93% from the second quarter of 2004;

•	BSQUARE completed 11 service engagements. Highlighting the company’s breadth of software and services expertise, these engagements included software development and quality assurance for a Windows Mobile-based Smartphone, development of Windows CE 5.0-based board support packages for leading silicon vendors, quality assurance testing for a Windows CE handheld device, Windows CE development for industrial devices and Pocket PC development for a consumer automotive device;

•	The company introduced five new packaged services offerings which make it easy for device makers to gain quick access to BSQUARE’s deep expertise on Windows Embedded and Windows Mobile devices. The company’s new service offerings include Feasibility Studies, Short-Term Service Packages, Quality Assurance Service Packages, SDIO JumpStart, and Secure JumpStart; and

•	BSQUARE participated in Microsoft’s October announcement of the new Windows Embedded for Point of Sale (WEPOS) platform. BSQUARE is a systems integrator for WEPOS and will resell the platform to device makers and retailers when available in the first half of 2005, along with complementary BSQUARE service and product offerings.

Commenting on the achievements during the quarter, Crowley noted, “Income from continuing operations is a key number that we are focused on. The shutdown of the Power Handheld unit and resolution of other legacy issues in the last year contributed significantly to the progress made this quarter, allowing us to focus our resources on our continuing business.”

Software and Service Results

Software revenue in the third quarter was $8.1 million, including $7.4 million in sales of Microsoft embedded software. This compared to software revenue of $7.1 million in the third quarter of 2003 and $6.0 million in the second quarter of 2004, including $5.9 million and $5.2 million in sales of Microsoft embedded software, respectively.

Crowley commented, “All of our core software products performed well this quarter. Software revenue rebounded from last quarter, as we predicted, based largely on increased volume at several of our significant Microsoft licensing accounts.”

During the quarter, the company announced SDIO Now! version 2.0, which will ship in November. This new version contains functionality requested by current SDIO Now! licensees, including support for the SD Card Association’s latest SDIO specification, substantial performance enhancements, support for Windows CE 5.0 and Microsoft’s next generation Windows Mobile platform, and other capabilities. “The release of our SDIO Now! version 2.0 provides our customers with the most up-to-date SDIO technology including functionality only available from BSQUARE,” commented Crowley. “We are continuing to invest in new SDIO functionality which we believe will sustain market demand throughout 2005.”

Software gross margin was 21% for the third quarter, compared to 30% and 25% for the third quarter of 2003 and the second quarter of 2004, respectively. Lower software gross margin this quarter reflected revenue from Microsoft and other third-party products, which generally carry lower margins, representing a larger percentage of overall software revenue.

Service revenue for the quarter was $2.4 million, compared to $2.3 million in the third quarter of 2003 and $2.8 million in the second quarter of 2004. “Perhaps the only meaningful disappointment in the third quarter was the performance in our service revenue line,” Crowley commented. “We experienced some contract signing delays during the quarter. In addition, revenue on certain projects was deferred into the fourth quarter that we expected to recognize in the third quarter. However, our sales pipeline is healthy and we expect improvement in this revenue line.”

Service gross margin was 24% in the third quarter of 2004, compared to (6)% in the third quarter of 2003 and 24% in the second quarter of 2004. While third quarter 2004 service revenue was lower than the second quarter by 15%, the company was able to manage its service costs to keep them in-line with the lower revenue level.

Operating Expenses and Other Financial Items

During the quarter, operating expenses related to research and development and sales, general and administrative activities were $2.4 million, compared to $2.8 million in the third quarter of 2003 and $2.9 million in the second quarter of 2004. The second quarter of 2004 included costs related to the Microsoft royalty audit settlement of $310,000. Scott Mahan, BSQUARE’s chief financial officer, commented, “We reduced operating expenses in several areas during the third quarter, in addition to cutbacks realized previously through our turnaround efforts. The reductions during the quarter came primarily in the areas of professional fees, payroll and marketing programs. Aggressive expense management continues to be a key focus for the company.”

The company increased its balance of cash and cash equivalents, short-term investments and restricted cash by $100,000 during the quarter. Significant cash uses included $315,000 related to the discontinued Power Handheld business unit, $300,000 in lease restructuring payments and $370,000 in capital expenditures largely related to the company’s new headquarters. These cash uses were offset by positive working capital impacts. At September 30, 2004, BSQUARE had a balance of $14.1 million in cash and cash equivalents, restricted cash and short-term investments, compared with $14.0 million at the end of the second quarter of 2004. The company has no outstanding debt.

Growth Initiatives

“In addition to our SDIO Now! efforts, the company has been devoting resources to other 2005 product growth initiatives,” Crowley noted. “As next generation devices become increasingly more sophisticated and complex, requiring greater connectivity, more memory, more powerful processors, sophisticated graphics and, of course, more lines of code to develop, our customers are asking for solutions that help manage this complexity, provide a positive end user experience and accelerate device introductions. We believe there is a sizable and growing opportunity for BSQUARE to provide software solutions to these OEM and ODM customers, including software technology derived from our Power Handheld device, new SDIO-based solutions and other device software solutions. In addition, we are actively exploring acquisitions and partnerships that fit the strategic direction of our core businesses and can accelerate these efforts.”

Conference Call

Management will host a conference call today, November 4, 2004, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). To access the call, please dial (800) 218-4007 or (303) 205-0044 and reference “BSQUARE” or conference ID 11010859. A replay will be available for one week following the call by dialing (800) 405-2236 or (303) 590-3000; reference conference ID 11010859. A live and replay webcast of the call will be available at www.BSQUARE.com in the investor relations section.

About BSQUARE

BSQUARE is a leading global provider of software, engineering services and consulting for the smart device market. Since 1994, BSQUARE has provided world-class device makers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. A sample of BSQUARE customers includes Motorola, Hewlett-Packard, Texas Instruments, NEC, HTC, Microsoft and others. BSQUARE is one of Microsoft’s largest value-added partners worldwide for Windows Embedded software, a Gold-level Systems Integrator of the year and a leading Windows Mobile solutions provider for Smartphone and Pocket PC. BSQUARE is a Texas Instruments-licensed Independent OMAP™ (Open Multimedia Application Platform) Technology Center. The company’s SDIO Now! technology has been adopted by over 75 top-tier smart device makers. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our projected financial results and proprietary products strategy. The words

“believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services; a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated; adverse changes in macro-economic conditions; our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers; risks associated with the effects of our restructurings; our ability to successfully support our operations; competition; and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Form 10-K for the year ended December 31, 2003 in the section entitled “Risk Factors” and in our subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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BSQUARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,415	$5,700
Restricted cash	1,457	3,906
Short-term investments	4,050	8,139
Accounts receivable, net	5,842	6,263
Current assets of discontinued operations	—	2,401
Prepaid expenses and other current assets	511	856

Total current assets	19,275	27,265
Furniture, equipment and leasehold improvements, net	863	640
Restricted cash	1,200	—
Non-current assets of discontinued operations	—	1,660
Other assets	—	548

Total assets	$21,338	$30,113

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,629	$3,541
Accrued compensation	1,082	1,063
Accrued restructuring costs	388	1,433
Other accrued expenses	4,216	3,592
Deferred revenue	549	1,146

Total current liabilities	8,864	10,775
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, no par value: authorized 150,000,000 shares; issued and outstanding, 37,935,199 shares as of September 30, 2004 and 37,503,176 shares as of December 31, 2003	118,171	117,889
Accumulated other comprehensive loss	(410)	(392)
Accumulated deficit	(105,287)	(98,159)

Total shareholders’ equity	12,474	19,338

Total liabilities and shareholders’ equity	$21,338	$30,113

BSQUARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
	(unaudited)
Revenue:
Software	$8,138	$7,101	$21,840	$19,570
Service	2,431	2,307	8,150	7,287

Total revenue	10,569	9,408	29,990	26,857

Cost of revenue:
Software	6,407	5,002	16,960	14,566
Service	1,859	2,441	6,097	7,317

Total cost of revenue	8,266	7,443	23,057	21,883

Gross profit	2,303	1,965	6,933	4,974
Operating expenses:
Selling, general and administrative	2,119	2,684	7,319	9,719
Research and development	234	97	579	1,640
Impairment of goodwill and other intangible assets	—	—	—	435
Restructuring and related charges (credits)	—	360	40	(2,416)

Total operating expenses	2,353	3,141	7,938	9,378

Loss from operations	(50)	(1,176)	(1,005)	(4,404)
Other income, net	89	735	187	954

Loss from continuing operations before income taxes	39	(441)	(818)	(3,450)
Income tax provision	—	(40)	—	(69)

Income (loss) from continuing operations	39	(481)	(818)	(3,519)
Income (loss) from discontinued operations	169	(2,488)	(6,310)	(6,792)

Net income (loss)	$208	$(2,969)	$(7,128)	$(10,311)

Basic income (loss) per share:
Income (loss) from continuing operations	$0.00	$(0.01)	$(0.02)	$(0.10)
Income (loss) from discontinued operations	0.01	(0.07)	(0.17)	(0.18)

Basic income (loss) per share	$0.01	$(0.08)	$(0.19)	$(0.28)

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.00	$(0.01)	$(0.02)	$(0.10)
Income (loss) from discontinued operations	0.01	(0.07)	(0.17)	(0.18)

Diluted income (loss) per share	$0.01	$(0.08)	$(0.19)	$(0.28)

Shares used in calculation of income (loss) per share:
Basic	37,933	37,323	37,798	37,179

Diluted	38,366	37,323	37,798	37,179